PROXY

PROXY, solicited by management, for the Annual Meeting of Shareholders of Fairfax Financial Holdings Limited to be held on April 14, 2003.

The undersigned shareholder of Fairfax Financial Holdings Limited hereby appoints V. Prem Watsa, Chairman and Chief Executive Officer, or failing him, Bradley P. Martin, Vice President and Corporate Secretary, (or in lieu thereof

                                      ) as proxy, in respect of all of the subordinate voting shares held by the undersigned, with power of substitution, to attend, act and vote for and on behalf of the undersigned at the Annual Meeting of Shareholders to be held on April 14, 2003 and at any adjournment thereof in the manner specified below upon the following matters:

1)   Election of Directors (Mark either [a] or [b])

     [a]          for the election of directors; or

     [b]              withhold from voting

2)  Appointment of Auditors (Mark either [a] or [b])

     [a]        for the appointment of auditors; or

     [b]              withhold from voting

In addition, the undersigned appoints such proxy to vote and act as aforesaid upon any amendments to the matters identified in the notice of meeting and on all other matters that may properly come before the meeting. Unless otherwise specified in the proxy, on any ballot that may be called in respect of the election of directors and the appointment of auditors, the shares represented by this proxy will be voted by the persons whose names are printed above for the election of directors and for the appointment of auditors.

PLEASE NOTE:

1)	If this proxy is not dated in the space provided, it will be deemed to bear the date on which it is mailed to you by management.

2)	Please sign exactly as your shares are registered. If the shareholder is a corporation, a proxy shall be signed by its duly authorized officers and its corporate seal affixed thereto.

3)	A shareholder has the right to appoint a person to represent the shareholder at the meeting other than the persons designated above either by writing in the blank space provided in this proxy the name of the person to be appointed or by completing another proper form of proxy.

4)	Please date and sign this form of proxy and return it in the enclosed envelope or addressed to CIBC Mellon Trust Company, Proxy Department, 200 Queens Quay East, Unit 6, Toronto, Canada M5A 4K9 or via fax to (416) 368-2502 so that it is received before 12:00 noon (Toronto time) on Friday, April 11, 2003 or to the chairman or secretary of the meeting for which the proxy is given before the time of voting.

Dated , 2003

Signature